AMENDMENT TO INVESTMENT SUBADVISORY AGREEMENT

This Amendment, effective April 30, 2011, is entered into by and between World Asset Management, L.L.C. and Calvert Investment Management, Inc.

WHEREAS, World Asset Management, L.L.C. as the investment sub-advisor to the Calvert Social Index Fund (the “Fund”) and Calvert Asset Management Company, Inc. as the investment adviser to the Fund, a series of Calvert Social Index Series, Inc., entered into an investment subadvisory agreement on June 26, 2000 (the “Agreement”); and

WHEREAS, effective April 30, 2011, Calvert Asset Management Company, Inc. changed its name to “Calvert Investment Management, Inc.”;

NOW, THEREFORE, it is hereby agreed that the Agreement is revised to reflect this name change of the investment adviser to “Calvert Investment Management, Inc.”

Date: April 30, 2011

World Asset Management, L.L.C.

By: __________________________________

Name: _______________________________

Title: ________________________________

Calvert Investment Management, Inc.

By: __________________________________

Name: William M. Tartikoff

Title: Senior Vice President and Secretary